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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-2 of University Bancorp, Inc. of our report of Independent Auditors dated March 17, 2000, relating to the consolidated balance sheets of University Bancorp, Inc. as of December 31, 1999 and 1998, and the related consolidated statements of operations, comprehensive income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1999, which report appears in University Bancorp, Inc.'s annual report on Form 10-K for the year ended December 31, 1999.






                                                   Crowe, Chizek and Company LLP

Grand Rapids, Michigan

December 20, 2000




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